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                                                              6913

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                 _____________

                                   FORM 8-K
                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 12, 1996
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                             Diplomat Corporation
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              (Exact Name of Registrant as Specified in Charter)


Delaware                       0-22432                  13-3727399
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(State or Other Jurisdiction   (Commission         (IRS Employer
      of Incorporation)        File Number)     Identification No.)


25 Kay Fries Drive, Stony Point, New York                  10980
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(Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code (914) 786-5552
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   (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.   OTHER EVENTS

     In response to weak sales of certain product lines sold by it to retail stores, the Company has determined to eliminate the distribution of these product lines and focus its operations on its traditional core business. In connection with this restructuring of its operations, the value of inventory of the affected product lines has been written down and the Company has eliminated 15 out of 49 positions at its Stony Point, New York distribution facility. The results of operations for the nine months ended September 30, 1996 will show a loss of approximately $6,200,000, including restructuring costs of approximately $2,600,000.

     The holder of $2,900,285 of indebtedness, including interest, from the Company has converted such indebtedness into preferred stock of the Company. The preferred stock has a liquidation preference of $2,900,285 ("Liquidation Value") and an annual dividend of 9% of Liquidation Value, payable monthly. Should the Company not pay the dividend for three consecutive months, the holder will be entitled to receive 100,000 shares of the Company's Common Stock for each month that the dividend has not been paid as a penalty. The preferred stock, based on Liquidation Value, is convertible into Common Stock of the Company at 75% of the average market value of the Common Stock for the ten trading days immediately preceding the day of conversion. The preferred stock also has voting rights equal to 2,900,285 shares of Common Stock on all matters on which Common Stock votes, including election of directors. As part of the consideration for the conversion, and for extending additional loans to the Company totalling $600,000, the holder was issued 500,000 shares of the Company's Common Stock. The conversion will be reflected in the financial statements of the Company for the period ending September 30, 1996.

     The employment agreement between the Company and Sheldon Rose was not renewed and Mr. Rose resigned from all his positions with the Company and its subsidiaries, including his position as a director of the Company. On November 12, 1996, Jonathan Rosenberg was elected President of the Company and Howard Katz was elected a director

ITEM 8.  CHANGE IN FISCAL YEAR

     On November 12, 1996, the Board of Directors of Diplomat Corporation (the "Company") approved the change of the Company's fiscal year to September 30. As a result of the change in the fiscal year the Company will file an Annual Report on Form 10-KSB for the transition period from January 1, 1996 to September 30, 1996 and will not file a Quarterly Report on Form 10-QSB for the quarter and nine months ended September 30, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 DIPLOMAT CORPORATION

Date: November 26, 1996          By: /s/ Jonathan Rosenberg
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                                    JONATHAN ROSENBERG, PRESIDENT